SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13

or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2001

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Santander BanCorp

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(Exact name of registrant as specified in this charter)

Puerto Rico 001-15849 66-0573723

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(State or other jurisdiction of (Commission File No.) (IRS Employer

Identification No.)

incorporation)

207 Ponce de León Avenue, San Juan, Puerto Rico 00917

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(Address of principal executive offices) (Zip Code)

Registrant´s telephone number, including area code: (787) 759-7070

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ITEM 5. OTHER EVENTS

On May 9, 2001,the Board of Directors of Santander BanCorp (the "Company") adopted a new charter for the Company´s Audit Committee. The members of the Company´s Audit Committee are Ms. Carmen Ana Culpeper, Mr. Richard Reiss and Mr. Roberto Valentín. The Company´s Audit Committee also serves as the Audit Committee of Banco Santander Puerto Rico, a wholly owned subsidiary of the Company. A copy of the Charter of the Company´s Audit Committee as approved on May 9, 2001 is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1 Charter of Audit Committee as approved on May 9, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

By: /s/ María Calero Padrón

María Calero Padrón

Executive Vice President

and Corporate Comptroller

Date: May 29, 2001

EXHIBIT 99.1

Charter of Audit Committee